UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) - April 10, 2007 (April 4, 2007)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 4, 2007, MDC Partners Inc., a Canadian corporation (the "Company"), amended its Credit Agreement, dated September 22, 2004 (as amended, the “Credit Facility”), by and among JPMorgan Chase Bank N.A., The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders (collectively, the “Lenders”), and with the Company, Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers. Pursuant to such amendment, the Lenders agreed to amend certain terms relating to the Company’s letters of credit.

A copy of this Amendment No. 11 to the Credit Facility is annexed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1: Amendment No. 11, dated as of April 4, 2007, to the Credit Agreement, dated as of September 22, 2004 (as amended), among JPMorgan Chase Bank N.A., The Toronto-Dominion Bank, Bank of Montreal, Bank of Nova Scotia and Canadian Imperial Bank of Commerce as lenders, and with MDC Partners Inc., Maxxcom Inc., an Ontario corporation, and Maxxcom Inc., a Delaware corporation, as borrowers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 10, 2007	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel,
General Counsel